Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS GROWTH IN NET INCOME

AND LOANS FOR 2017

Net Income up 27.5% Year-over-Year

Loans Increase 5.2% Year-over-Year to $641.9 Million

HOPKINSVILLE, KY (January 26, 2018) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported operating results for the three and twelve month periods ended December 31, 2017. For the three month period ended December 31, 2017, net income was $225,000, or $0.04 per share, compared to $1.1 million, or $0.18 per share, for the three month period ended December 31, 2016. For the twelve month period ended December 31, 2017, net income rose 27.5% to $3.7 million, or $0.60 per share, compared to $2.9 million, or $0.47 per share, for the twelve month period ended December 31, 2016. The results for the three months and year ended December 31, 2017 included a charge of $980,000, or $0.16 per share, related to the write-down of the Company’s deferred tax asset after President Trump signed the Tax Cuts and Jobs Act of 2017 that reduced future federal corporate tax rates.

Commenting on the fourth quarter results, John E. Peck, President and Chief Executive Officer, said, “We finished 2017 with a very strong year and reported record balances of loans. Our earnings showed solid progress compared with 2016 and our momentum more than offset the fourth quarter tax charge that arose from the newly enacted tax legislation. The write-down of the deferred tax asset had no effect on our asset quality and financial strength. We anticipate that the Company will recover our write-down of the deferred tax asset in fifteen months through lower future income taxes. We remain confident in our Company’s future earning potential due to our strong asset quality and a vibrant local economy.”

Financial Highlights

•	In the three month period ended December 31, 2017, loan growth was $11.7 million, representing an annualized growth rate of 7.4%. For the year ended December 31, 2017, loan growth was $31.5 million, or 5.2%, compared to December 31, 2016. At December 31, 2017, total loans originated and outstanding in the Nashville, Tennessee loan production office were $68.6 million, compared to $42.5 million at December 31, 2016.

•	Non-accrual loans declined from $9.1 million, or 1.49% of total loans, at December 31, 2016 to $1.3 million, or 0.20% of total loans, at December 31, 2017. Loans classified as impaired were $29.3 million at December 31, 2016 and $10.8 million at December 31, 2017.

•	In the three month period ended December 31, 2017, the Company sold foreclosed assets totaling $1.7 million for a net gain of $80,000. At December 31, 2017, the Company’s non-performing asset ratio improved to 0.52%, compared to 1.29% of total assets at December 31, 2016.

•	For the three month period ended December 31, 2017, the Company purchased 50,903 shares of treasury stock at a weighted average cost of $14.23 per share. For the year ended December 31, 2017, the Company purchased 92,224 shares of treasury stock at a weighted average cost of $14.19 per share. At December 31, 2017, the Company held 1,338,360 shares of treasury stock with a weighted average cost of $12.44 per share. The Company may purchase an additional 300,000 shares of treasury stock under our current repurchase program.

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HFBC Reports Fourth Quarter Results

January 26, 2018

Results of Operations

In the three month periods ended December 31, 2017, September 30, 2017 and December 31, 2016, net interest income was $7.0 million, $7.1 million and $6.6 million, respectively. On a linked quarter basis, the reduction in net interest income was the result of lower average balances of loans. For the three month period ended December 31, 2017, the average balance of net loans was $631.5 million, compared to $637.0 million for the three month period ended September 30, 2017 and $589.3 million for the three month period ended December 31, 2016.

In the twelve month periods ended December 31, 2017 and December 31, 2016, net interest income was $27.8 million and $26.4 million, respectively. For the years ended December 31, 2017 and December 31, 2016, the average balance of loans was $626.7 million and $570.7 million, respectively. To fund loan growth, the Company utilized both deposit growth and cash flows from the securities portfolio. For the year ended December 31, 2017, the Company’s average balance of loans increased by $56.0 million while the Company’s average balance of deposits grew by $26.0 million.

The Company’s net interest margin for the three month periods ended December 31, 2017, September 30, 2017 and December 31, 2016 was 3.41%, 3.43% and 3.35%, respectively. On a linked quarter basis, the slight reduction in the net interest margin is largely the result of higher deposit balances and lower average balances of loans outstanding. The Company’s net interest margin for the twelve month periods ended December 31, 2017 and December 31, 2016 was 3.38% and 3.35%, respectively.

For the three month periods ended December 31, 2017, the Company’s non-interest income was $1.9 million, compared to $2.0 million for the three month periods ended September 30, 2017 and December 31, 2016, respectively. For the three month period ended December 31, 2017, the Company experienced a $9,000 loss on the sale of securities, compared to a gain of $162,000 and $190,000 for three month periods ended September 30, 2017 and December 31, 2016, respectively. For the three month period ended December 31, 2017, service charge income was $801,000, compared to $819,000 and $694,000 for the three month periods ended September 30, 2017 and December 31, 2016, respectively. The increase in service charge income for the three and twelve month periods ended December 31, 2017, was the result of changes made to our consumer transaction accounts that reduced the amount of checking accounts not being assessed a service charge.

For the twelve month periods ended December 31, 2017 and December 31, 2016, non-interest income was $8.0 million and $7.9 million, respectively. The table below outlines the most significant changes in non-interest income for the twelve month period ended December 31, 2017 compared to December 31, 2016:

	12/31/17	12/31/16	Dollar Change	Percentage Change
	(Dollars in Thousands, Except Percentages)
Service charge income	$3,224	$2,788	$436	15.64%
Mortgage origination income	1,321	1,585	(264)	-16.66%
Gain on the sale of securities	169	612	(443)	-72.39%
Income from bank owned life insurance	483	343	140	40.82%
Financial services income	536	614	(78)	-12.70%
Other operating income	1,075	769	306	39.79%

On a linked quarter basis, the Company’s non-interest expenses increased by $28,000. The small increase in non-interest expenses was largely the result of a $76,000 increase in professional services and a $125,000 increase in advertising expenses. For the three month period ended December 31, 2017, salaries and benefits expense increased $163,000, or 4.3% and professional services expenses increased $89,000, or 22.5%, compared to the three month period ended December 31, 2016. The increase in salaries and benefits expense includes approximately $40,000 related to health insurance and $80,000 related to employee payroll expenses. The increase in professional services expenses for the three and twelve month periods ended December 31, 2017 is largely the result of legal cost associated with a shareholder lawsuit and shareholder demand letter.

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports Fourth Quarter Results

January 26, 2018

Results of Operations (continued)

For the twelve month periods ended December 31, 2017 and December 31, 2016, non-interest expenses were $29.3 million and $29.9 million, respectively. The table below outlines the most significant changes in non-interest expenses for the twelve month period ended December 31, 2017 compared to December 31, 2016:

	12/31/17	12/31/16	Dollar Change	Percentage Change
	(Dollars in Thousands, Except Percentages)
Salaries and benefits	$16,049	$15,400	$649	4.21%
Occupancy	2,920	3,173	(253)	-7.97%
State deposit tax	770	990	(220)	-22.22%
Professional services	1,706	1,404	302	21.51%
Foreclosure, net	9	448	(439)	-97.99%
Other operating expenses	3,592	4,170	(578)	-13.86%

For the twelve month period ended December 31, 2017, the increase in salary and benefits includes a $305,000 increase in the Company’s health insurance expense and a $344,000 increase in payroll expenses. The increase in professional services is largely the result of litigation tied to both a shareholder lawsuit and shareholder demand letter. In the twelve month period ended December 31, 2017, foreclosure expenses are lower due to a $400,000 reduction in the legal expenses required to take legal possession of properties and a $137,000 increase on gains on the sale of foreclosed assets, compared to the twelve month period ended December 31, 2016.

Balance Sheet

At December 31, 2017, total assets were $917.3 million, compared to $891.5 million at December 31, 2016. During November and December of 2017, the Company experienced significant inflows in both commercial and government deposits. Management anticipates that this inflow of deposits will reverse themselves in the first quarter of 2018 due to the normal economic cycle of agri-business and government tax collections.

In 2017, the Company’s loan growth has occurred largely in the non-residential real estate and residential real estate loan portfolios. The Company seeks to further enhance loan growth with additional exposure in the areas of commercial and construction lending. We are actively seeking established lending professionals in our growth markets to enhance our prospects for future success. A summary of loans outstanding by type at December 31, 2017 and December 31, 2016 is as follows (Dollars in Thousands):

	12/31/17	12/31/16
One-to-four family first mortgages	$163,565	$147,962
Second mortgages (closed end)	1,184	1,452
Home equity lines of credit	35,697	35,684
Multi-family	37,445	34,284
Construction	30,246	39,255
Land	14,873	23,840
Farmland	36,851	47,796
Non-residential real estate	224,952	182,940
Consumer loans	8,620	8,717
Commercial loans	88,938	88,907

Total loans, gross	642,371	610,837

Deferred loan cost, net of income	(443)	(439)

Less allowance for loan losses	(4,826)	(6,112)

Total loans	$637,102	$604,286

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports Fourth Quarter Results

January 26, 2018

Asset Quality

For the year ended December 31, 2017, the Company’s net charge-offs totaled $1.8 million, or 0.28% of average loan balances, compared to net charge-offs of $829,000, or 0.15% of average loan balances for the year ended December 31, 2016. At December 31, 2017, the Company’s non-accrual loans were $1.3 million, or 0.20% of total loans, compared to $9.1 million, or 1.49% of total loans at December 31, 2016. The Company’s level of impaired loans declined from $29.3 million at September 30, 2016 and $10.7 million at December 31, 2017. The table below provides a history of the Company’s significant credit quality metrics:

	12/31/17	09/30/17	06/30/17	03/31/17	12/31/16
	(Dollars in Thousands, Except Percentages)
Loans past due 30-89 days	393	754	2,910	746	1,211
Loans past due 90 + days accruing interest	88	—	—	—	—
Total non-accrual loans	1,285	1,739	8,579	8,944	9,074
Total loans classified as impaired	10,780	11,217	24,808	26,345	29,339
Total performing TDR loans	3,163	3,371	3,388	4,237	6,461
Total foreclosed assets	3,369	4,975	1,408	2,111	2,397
Quarterly net charge offs	(336)	2,451	(956)	238	765

Non-accrual loans / Total loans	0.20%	0.28%	1.34%	1.44%	1.49%
Non-performing assets / Total assets	0.52%	0.74%	1.09%	1.20%	1.29%
Allowance / Total loans	0.75%	0.76%	1.12%	0.99%	1.00%
Allowance / Non-accrual loans	375.74%	275.96%	83.69%	68.92%	67.36%
Substandard loans / Risk based capital	10.68%	10.86%	24.28%	26.15%	29.66%
Quarterly net charge off ratio (annualized)	-0.21%	1.54%	-0.61%	0.15%	0.52%

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. (“Heritage Bank”), a Kentucky state chartered commercial bank. Heritage Bank has eighteen offices in western Kentucky and middle Tennessee and loan production offices in Nashville and Brentwood, Tennessee. The Company offers a broad line of financial services and products with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank is located on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

This information is preliminary and based on company data available at the time of the presentation

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HFBC Reports Fourth Quarter Results

January 26, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in Thousands)

(Unaudited)

	12/31/17	09/30/17	06/30/17	03/31/17	12/31/16
Assets
Cash and due from banks	$37,965	23,469	20,208	30,663	21,779
Interest-earning deposits in banks	7,111	9,842	4,801	19,408	3,970

Cash and cash equivalents	45,076	33,311	25,009	50,071	25,749
Federal Home Loan Bank stock, at cost	4,428	4,428	4,428	4,428	4,428
Securities available for sale	184,791	192,287	205,363	207,580	209,480
Loans held for sale	1,539	1,749	2,386	1,091	1,094
Loans receivable	641,928	630,202	638,422	621,644	610,398
Allowance for loan losses	(4,826)	(4,799)	(7,180)	(6,164)	(6,112)
Accrued interest receivable	3,589	3,414	3,332	3,121	3,799
Foreclosed assets	3,369	4,975	1,408	2,111	2,397
Bank owned life insurance	10,368	10,287	10,192	10,120	10,662
Premises and equipment, net	22,700	22,945	23,097	23,225	23,461
Deferred tax assets	1,764	2,292	3,025	2,918	3,052
Other assets	2,577	2,973	2,645	3,162	3,078

Total assets	917,303	904,064	912,127	923,307	891,486

Liabilities:
Deposits:
Non-interest-bearing accounts	$136,197	128,184	132,305	136,333	131,145
Interest-bearing accounts
NOW accounts	208,496	196,315	216,256	217,562	209,347
Savings and money market accounts	104,347	97,929	98,270	100,009	99,312
Other time deposits	304,969	308,801	299,113	311,839	293,078

Total deposits	754,009	731,229	745,944	765,743	732,882

Advances from Federal Home Loan Bank	23,000	31,000	21,000	11,000	11,000
Repurchase agreements	38,353	37,829	41,820	45,492	47,655
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Accrued expenses and other liabilities	3,817	4,461	4,262	3,301	3,211

Total liabilities	829,489	814,829	823,336	835,846	805,058

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 26, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in Thousands, Except Percentages, Share and Per Share Data)

(Unaudited)

	12/31/2017	09/30/17	06/30/17	03/31/17	12/31/16
Stockholders’ equity:
Common stock, par value $.01	80	80	80	80	80
Additional paid-in-capital	58,825	58,777	58,750	58,705	58,660
Retained earnings	51,564	51,646	50,552	49,721	49,035
Treasury stock-common, at cost	(16,655)	(15,931)	(15,361)	(15,356)	(15,347)
Unearned ESOP Shares, at cost	(5,901)	(6,125)	(6,269)	(6,414)	(6,548)
Accumulated other comprehensive income, net of taxes	(99)	788	1,039	725	548

Total stockholders’ equity	87,814	89,235	88,791	87,461	86,428

Total liabilities and stockholders’ equity	917,303	904,064	912,127	923,307	891,486

Additional Capital Information

	12/31/17	09/30/17	06/30/17	03/31/17	12/31/16
Preferred stock authorized	500,000	500,000	500,000	500,000	500,000
Preferred stock outstanding	—	—	—	—	—
Common shares authorized	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000
Common shares issued	7,976,131	7,976,131	7,964,076	7,963,378	7,963,378
Common shares outstanding	6,637,771	6,688,674	6,716,809	6,716,549	6,717,242
Treasury shares	1,338,360	1,287,457	1,247,267	1,246,829	1,246,136
Unearned ESOP shares (estimated) *	450,000	466,115	476,862	488,161	498,346
Book value per share (excludes unearned ESOP shares)	$14.19	$14.34	$14.23	$14.04	$13.90

Tier 1 leverage ratio	10.6%	10.9%	10.4%	10.6%	10.8%
Total risk based capital ratio	16.0%	16.3%	16.1%	16.1%	16.2%
Common equity tier 1 capital ratio	15.3%	15.6%	15.0%	15.1%	15.2%

*	Management has provided an estimate as to the number of ESOP shares released in 2017. The Company will not receive final information on ESOP shares released for 2017 until the end of February 2018.

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 26, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Quarterly Statements of Income

(Dollars in Thousands)

(Unaudited)

	For the three month periods ended					For the year ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Interest and dividend income:
Loans receivable	7,208	7,260	6,963	6,736	6,603	28,167	25,778
Investment in securities, taxable	1,081	1,124	1,155	1,118	1,051	4,478	4,595
Nontaxable securities available for sale	218	233	280	283	289	1,014	1,308
Interest-earning deposits	34	18	21	23	8	96	46

Total interest and dividend income	8,541	8,635	8,419	8,160	7,951	33,755	31,727

Interest expense:
Deposits	1,240	1,206	1,197	1,167	1,094	4,810	4,240
Advances from Federal Home Loan Bank	97	89	30	32	29	248	163
Repurchase agreements	117	130	119	103	87	469	508
Subordinated debentures	112	112	108	104	101	436	388

Total interest expense	1,566	1,537	1,454	1,406	1,311	5,963	5,299

Net interest income	6,975	7,098	6,965	6,754	6,640	27,792	26,428
Provision for loan losses	56	71	59	291	63	477	1,241

Net interest income after provision for loan losses	6,919	7,027	6,906	6,463	6,577	27,315	25,187

Non-interest income:
Service charges	801	819	800	804	694	3,224	2,788
Merchant card income	306	299	315	302	311	1,222	1,224
Mortgage orgination revenue	374	335	278	334	367	1,321	1,585
Gain (loss) on sale of securities	(9)	162	14	2	190	169	612
Income from bank owned life insurance	81	95	72	235	78	483	343
Financial services commission	117	134	145	140	159	536	614
Other operating income	198	186	212	479	201	1,075	769

Total non-interest income	1,868	2,030	1,836	2,296	2,000	8,030	7,935

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 26, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	For the three month periods ended					For the year ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Non-interest expenses:
Salaries and benefits	3,917	3,919	3,977	4,236	3,754	16,049	15,400
Occupancy	700	716	729	775	775	2,920	3,173
Data processing	779	795	546	764	767	2,884	2,942
State deposit tax	170	169	200	231	247	770	990
Professional services	485	409	464	348	396	1,706	1,404
Advertising	365	240	368	381	334	1,354	1,401
Foreclosure, net	(80)	(25)	6	108	(51)	9	448
Loss on sale of asset	(1)	—	3	—	—	2	(72)
Other operating expenses	861	945	940	846	989	3,592	4,170

Total non-interest expense	7,196	7,168	7,233	7,689	7,211	29,286	29,856

Income before income tax expense	1,591	1,889	1,509	1,070	1,366	6,059	3,266
Income tax expense	1,366	486	368	135	260	2,355	362

Net income	225	1,403	1,141	935	1,106	3,704	2,904

Net income per share
Basic	$0.04	$0.22	$0.18	$0.15	$0.18	$0.60	$0.47

Diluted	$0.04	$0.22	$0.18	$0.15	$0.18	$0.60	$0.47

Dividend per share	$0.05	$0.05	$0.05	$0.04	$0.04	$0.19	$0.16

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Fourth Quarter Results

January 26, 2018

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in Thousands, Except Percentages)

(Unaudited)

	Three month periods ended					For the year ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Average Balance Sheet Data
Loans, net of allowance	631,463	636,955	622,606	615,382	589,282	626,735	570,674
Available for sale taxable securities	164,667	173,624	177,260	176,824	179,483	173,062	190,843
Available for sale tax free securities	27,361	29,090	32,919	33,868	35,102	30,787	38,981
Interest bearing deposits held in banks	8,418	4,351	5,888	9,260	5,915	6,976	7,512
Average earning assets	831,909	844,020	838,673	835,334	809,782	837,560	808,010
Average non-earning assets	74,856	64,913	70,359	75,527	70,443	69,004	72,407
Average assets	906,765	908,933	909,032	908,861	880,225	906,564	880,417
Average interest bearing deposits	611,371	612,655	628,583	625,104	596,763	619,372	596,109
Repurchase agreements	34,677	37,978	39,138	41,840	41,717	38,388	43,566
FHLB borrowings	25,174	26,909	11,176	13,433	11,000	19,226	12,404
Subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Total average interest bearing liabilities	681,532	687,852	689,207	690,687	659,790	687,296	662,389
Average non-interest bearing deposits	132,624	126,039	128,078	126,809	128,450	128,397	125,709
Average other non-interest bearing liabilities	3,365	5,628	3,915	3,993	3,557	3,435	3,274
Average total equity	89,244	89,214	87,832	87,372	88,428	87,436	89,045

	Three month periods ended					For the year ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	12/31/17	12/31/16
Tax equivalent yield / Cost of:
Loans, fully tax equivalent	4.58%	4.57%	4.48%	4.38%	4.49%	4.50%	4.52%
Available for sale taxable securities	2.63%	2.59%	2.61%	2.53%	2.34%	2.59%	2.41%
Available for sale tax free securities, fully tax equivalent	4.76%	4.78%	5.09%	5.00%	4.93%	4.93%	5.02%
Average yield of interest bearing deposits	1.62%	1.65%	1.43%	0.99%	0.54%	1.38%	0.61%
Yield on total interest earning assets	4.17%	4.15%	4.09%	3.98%	4.00%	4.10%	4.01%
Cost of total average deposits	0.67%	0.65%	0.63%	0.62%	0.60%	0.64%	0.59%
Cost of average total interest bearing liabilities	0.92%	0.89%	0.84%	0.81%	0.79%	0.87%	0.80%
Fully tax equivalent interest rate spread	3.25%	3.26%	3.25%	3.17%	3.21%	3.23%	3.21%
Fully tax equivalent net interest margin	3.41%	3.43%	3.39%	3.31%	3.35%	3.38%	3.35%
Net income	225	1,403	1,141	935	1,106	3,704	2,904
Return on Assets	0.10%	0.62%	0.50%	0.41%	0.50%	0.41%	0.33%
Annualized return on equity	1.01%	6.29%	5.20%	4.28%	5.00%	4.24%	3.26%
Efficiency ratio	80.25%	77.41%	80.80%	83.58%	82.05%	80.50%	86.72%

This information is preliminary and based on company data available at the time of the presentation.

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